EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-192517, as amended) of Paragon Shipping Inc. and in the related Prospectus of our reports dated April 17, 2015, with respect to the consolidated financial statements of Paragon Shipping Inc. and the effectiveness of internal control over financial reporting of Paragon Shipping Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.

Athens, Greece
April 17, 2015